                                                            EXHIBIT 11

                            GENCOR INDUSTRIES, INC.

                     COMPUTATIONS OF NET INCOME PER SHARE

                                             Three Months Ended             Nine Months Ended
                                                  June 30,                      June 30,
                                           ------------------------     ------------------------
                                              1996          1995           1996         1995
                                           ----------    ----------     ----------    ----------
Earnings per share
- ------------------
Net income                                 $1,579,000    $  296,000     $2,156,000    $1,947,000
                                           ----------    ----------     ----------    ----------

Average number of shares outstanding        1,780,364     1,772,864      1,779,105     1,719,199
                                           ----------    ----------     ----------    ----------

Net income per share                       $     0.89    $     0.17     $     1.21    $     1.13
                                           ----------    ----------     ----------    ----------

Additional primary computation
- ------------------------------

Average number of shares outstanding        1,780,364     1,772,864      1,779,105     1,719,199
Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                       10,368        17,301         10,008        27,713
                                           ----------    ----------     ----------    ----------
Average number of shares outstanding,
  as adjusted                               1,790,732     1,790,165      1,789,113     1,746,912
                                           ----------    ----------     ----------    ----------
Net income per share                       $     0.88(A) $     0.17(A)  $     1.21(A) $     1.11(A)
                                           ----------    ----------     ----------    ----------

Additional fully diluted computation
- ------------------------------------

Average number of shares outstanding        1,780,364     1,772,864      1,779,105     1,719,199
Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                       10,368        17,301         10,543        24,866
                                           ----------    ----------     ----------    ----------
Average number of shares outstanding,
  as adjusted                               1,790,732     1,790,165      1,789,648     1,744,065
                                           ----------    ----------     ----------    ----------
Net income per share                       $     0.88(A) $     0.17(A)  $     1.20(A) $     1.12(A)
                                           ----------    ----------     ----------    ----------

(A)  This calculation is submitted in accordance with Regulations S-K Item 601
     (b)(11), although it is not required by footnote to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.